Exhibit 5.1
                              August 2, 1996

                                                   202-639-7315

MasTec, Inc.
3155 NW 77th Avenue
Miami, FL  33122

Ladies and Gentlemen:

     We are acting as special counsel for MasTec, Inc., a Delaware corporation (the "Company") in connection with the offer, sale, and issuance to the public (the "Offering") of up to 500,000 shares of the Company's common stock, $.10 par value (the "Common Stock"). Capitalized terms used herein and not defined herein shall have the meaning given to them in the Registration Statement on Form S-4 filed by the Company with the Securities and Exchange Commission on August 2, 1996 (the "Registration Statement").

     In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduced copies of such agreements, instruments, documents and records of the Company and its subsidiaries, such certificates of public officials and such other documents and
(iii) reviewed such information from officers and representatives of the Company and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of this opinion.

     In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements made in certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company, its subsidiaries and others.

     Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

     The shares of Common Stock to be sold by the Company in the Offering, when issued, delivered and paid for as described in the section captioned "Terms of Transactions" in the Prospectus and Prospectus Supplements that are or will be delivered in connection with the Registration Statement (with the consideration therefor in the form of cash, services rendered, personal property, real property, leases of real property, or a combination thereof, in excess of the par value of such shares) will be duly authorized, validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.




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     We are members of the Bars of the State of New York and the
District of Columbia. The opinions expressed herein are limited to the federal laws of the United States and the General
Corporation Law of the State of Delaware.


                                   Very truly yours,

                         FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                               By:   /s/ Stephen I. Glover
                                  _________________________________________
                                        Stephen I. Glover










































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